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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2007

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

Little Squaw Gold Mining Company (LITS:OTC.BB) (“Little Squaw” or “the Company”) announces that it has acquired the Pedra de Fogo (“Rock of Fire”) gold exploration property in Goias State, south central Brazil. The property covers about 45 square miles (115 square kilometers) of highly prospective geologic terrain within the Crixas mining district, which has yielded over 3.5 million ounces of gold. The property is located near the town of Reisopolis and road access is excellent to most areas of interest.

The Pedra de Fogo property contains strong and continuous geochemical gold anomalies in stream sediments that the Company has confirmed through extensive due diligence sampling.

The mineral rights are secured by federal mining claim concessions, in which the Company can earn a 100 percent interest, subject to a 3 percent retained royalty.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1

March 19, 2007 Press Release

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: March 19, 2007	By: /s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer